FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 7, 2007

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112
(Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 8, 2007, Evolving Systems, Inc. (“Evolving Systems”) issued a press release announcing its financial results for the third quarter ended June 30, 2007. The full text of Evolving Systems’ press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.

ITEM 5.01                                       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 7, 2007, the Board of Directors of Evolving Systems approved an amendment to the Company’s Bylaws to specifically state that the Company could issue shares of stock via certificate or uncertificated.  This amendment was adopted in response to the NASDAQ requirement that effective January 1, 2008, listed securities must be eligible for a Direct Registration Program which permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate.  The full text of the amendment is filed herewith as Exhibit 3(ii)(1).

ITEM 8.01             OTHER ITEMS

On August 7, 2007, the Board of Directors of Evolving Systems adopted resolutions approving the merger of Telecom Software Enterprises, LLC, a Colorado limited liability company purchased by Evolving Systems on October 15, 2004, into Evolving Systems, Inc. to be effective as of August 15, 2007.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 3(ii)(1)        Amendment to Bylaws filed as Exhibit 3(ii)(1)

Exhibit 99.1            Press release issued by Evolving Systems furnished as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: August 8, 2007	By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Senior Vice President & General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3(ii)(1)	Amendment to Bylaws filed as Exhibit 3(ii)(1).

99.1

Press Release issued by Evolving Systems, Inc. (“Evolving Systems”) announcing its financial results for the third quarter ended June 30, 2007. The full text of Evolving Systems’ press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.